                                                                    EXHIBIT 23.4

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
         BARBIER FRINAULT & ASSOCIES                               PGA
      Membre d'Arthur Andersen & Co., SC                      Tour Franklin
             Tour Gan -- Cedex 13                     101 Terrasse Boieldieu - Cedex 11
         92082 Paris -- La Defense 2                     92082 Paris -- La Defense 8
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     As independent accountants, we hereby consent to the incorporation by reference in the registration statement of Service Corporation International, on
Form S-4 to be filed March 21, 1996, of our report dated April 6, 1995 on our audits of the consolidated financial statement of Omnium de Gestion et de
Financement S.A. as of December 31, 1994 and 1993, and for the two years then ended, which report is included in Form 8-K dated September 5, 1995.

     We also consent to the reference to our firms under the caption "Experts".

Paris -- La Defense, France,
March 19, 1996

              CHRISTIAN CHOCHON                                  BRUNO BIZET
 ------------------------------------------               ------------------------
         BARBIER FRINAULT & ASSOCIES                                 PGA
              Christian Chochon                                  Bruno Bizet
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